                                                                  EXHIBIT 10.6.1


                                     AMENDED
                       REVOLVING LINE OF CREDIT AGREEMENT

               THIS AMENDED REVOLVING LINE OF CREDIT AGREEMENT (this "Agreement") is entered into as of the 1st day of June, 2002, by and between WFS FUNDING, INC., a California corporation (the "Borrower") and WESTERN FINANCIAL BANK, a federal savings bank (the "Bank"), with reference to the following:

                                    PREAMBLE

        A. Borrower expects to acquire retail installment sales contracts and installment loans secured in each instance by an automobile or light duty truck ("Contracts"). Borrower intends to enter into one or more asset-backed securities transactions utilizing those Contracts and requires a line of credit to permit it to have sufficient funds to complete the purchase and securitization of those Contracts.

        B. The Bank is prepared to provide to Borrower a revolving line of credit on the terms and subject to the conditions set forth herein.

        C. The Bank and the Borrower previously entered into a Revolving Line of Credit Agreement dated as of the 30th day of November, 2001 (the "Prior Agreement"). The Bank and the Borrower intend that this Agreement amend, restate and replace the Prior Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                      TERMS

1.      CERTAIN DEFINITIONS.

        Unless (i) elsewhere defined herein, each capitalized term used in this Agreement shall have the following meanings, and (ii) the context otherwise requires, any of the following capitalized terms may be used in the singular or the plural, depending on the reference:

        "ADVANCES" shall mean the principal amount of all sums which the Bank lends to the Borrower pursuant to this Agreement.

        "AVAILABILITY PERIOD" shall mean the period commencing on the date of this Agreement and ending on January 1, 2010; provided however, that the ending date may be extended at the election of the Borrower for a further period or periods not to exceed sixty (60) months for each extension so long as (i) the extension would not be illegal or contrary to any governmental law, rule, regulation or order applicable to the Bank or the Borrower, (ii) the extension would not result in the withdrawal or reduction by any Rating Agency of its rating


                                      -1-
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        of any rated debt issued by the Bank or the Borrower or any trust of which either is the originator, or (iii) the Bank determines, in its sole and absolute discretion, that such extension would not be an unsafe or unsound act or practice.

        "BASE RATE" shall mean the average one-month London Interbank Offering Rate ("LIBOR") as provided by WFS on each date as of which interest is to be calculated.

        "BUSINESS DAY" shall mean a day when banks are not authorized or required to close in the State of California.

        "CODE" shall mean the Uniform Commercial Code in effect from time to time in the relevant State or States.

        "COLLATERAL" shall mean any and all assets and properties, if any, pledged from time to time by the Borrower to the Bank pursuant to any Loan Documents to secure all or a portion of the Obligations.

        "COMMITMENT AMOUNT" shall mean $20,000,000.

        "COSTS" shall mean, collectively, all sums (other than Principal and Interest) payable by the Borrower pursuant to this Agreement including, without limitation, all sums payable pursuant to Sections 7 and 9.6 hereof.

        "DRAWDOWN DATE" shall mean the date as of which an Advance is to be made by the Bank to Borrower pursuant to a written or oral request of Borrower to the Bank.

        "ENCUMBRANCES" shall mean security interests, mortgages, pledges, equities, encumbrances, conditional sales or other title retention agreements, leases (excluding only operating leases for office equipment and real property), rights, restrictions, reservations or charges or liens of any nature, collectively.

        "FINAL PREPAYMENT DATE" shall mean the last day of the Availability Period, including any extension or extensions thereof.

        "GAAP" shall mean generally accepted accounting principles consistently applied.

        "INTEREST" shall mean all interest amounts required to be paid by the Borrower pursuant to this Agreement.

        "INTEREST SPREAD" shall mean (i) one and one-eighths percent (1.125%) with respect to any Obligations not secured by Collateral acceptable to the Bank in its sole discretion, and (ii) five-eighths of one percent (0.625%) with respect to any Obligations secured by Collateral acceptable to the Bank in its sole discretion.


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        "LOAN" shall mean the aggregate amount of all outstanding Advances and accrued but unpaid Interest.

        "LOAN DOCUMENTS" shall mean, collectively, this Agreement, security agreements, UCC financing statements, and any other certificates, documents or agreements of any type or nature heretofore or hereafter executed and/or delivered by or on behalf of the Borrower to the Bank in furtherance of this Agreement or evidencing and/or securing any of the Obligations.

        "MODIFICATIONS" shall mean amendments, alterations, supplements, replacements, modifications or terminations, collectively.

        "MODIFY" shall mean amend, alter, supplement, replace, modify or terminate, collectively.

        "OBLIGATIONS" shall mean, collectively, the Principal, together with accrued Interest and Costs.

        "PERSON" shall mean an individual or a corporation, association, limited liability company, joint venture, partnership, trust or other private or governmental entity.

        "PRINCIPAL" shall mean the aggregate of the Advances that are advanced to or for the account of the Borrower and that remains unpaid.

        "RATE OF INTEREST" shall mean with respect to each Obligation, the Base Rate plus the then applicable Interest Spread with respect to the Obligation in question.

        "RATING AGENCY" shall mean a nationally recognized statistical rating organization as that term is used in paragraphs (c)(2)(vi)(E), (F) and
        (H) of Rule 15c3-1 as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

        "STATE" shall mean any state of the United States.

        "UNITED STATES" and "U.S." shall mean the United States of America and its territories and possessions.

2.      THE LOAN.

        2.1 COMMITMENT. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow during the Availability Period, in the form of Advances, amounts constituting the Commitment Amount.

        2.2 NOTICE AND MAKING OF ADVANCES. Whenever the Borrower desires to draw down an Advance, the Borrower shall advise the Bank, orally or in writing, of the amount it seeks as an Advance. Absent exigent circumstances, Borrower shall give the Bank at least 24 hours advance notice of the anticipated funding date for an Advance. Notwithstanding the foregoing, the Borrower hereby irrevocably authorizes the Bank, on behalf of the Borrower, to retain from time to time any Advance or portion thereof to be used to pay any outstanding Interest or Costs hereunder which is then due and unpaid. The conditions herein with respect to the making of Advances are for the benefit of the Bank and the Bank may Modify or waive any of such conditions in its sole and absolute discretion.

        2.3 CURRENCY OF ADVANCES. Each Advance shall be made in United States dollars.

        2.4 COMPUTATION AND PAYMENT OF INTEREST.

               2.4.1 ACCRUAL OF INTEREST. Interest shall accrue and be calculated on a monthly basis on (i) each Advance commencing on the applicable Drawdown Date and (ii) all Costs not paid on or before the applicable due date, commencing on the next day following the applicable due date; in each case until repaid in full at the applicable Rate of Interest, provided however that interest for any period less than a calendar month shall be calculated on the number of calendar days actually elapsed on the basis of a year of 365 days. Interest shall be calculated on all Obligations based upon the average amount of such Obligations outstanding during the month in question at the Rate of Interest. Interest shall be paid as stipulated in this Section 2.4, and each change in the Rate of Interest resulting from a change in the Base Rate or the Interest Spread shall be effective from the date of the respective change in either such rate.

               2.4.2 PAYMENTS OF INTEREST. Subject to Sections 2.4.3 and 2.5.2.5, Interest shall be due and payable (i) on the tenth calendar day of each month (or if such day is not a Business Day, on the next Business Day thereafter) for the preceding month, and (ii) at maturity (by acceleration or otherwise). In the event that the Borrower fails to pay Interest when due, the Bank may, in its sole discretion, advance such amount for the Borrower's account, which amount shall be deemed an Advance hereunder.

               2.4.3 DEFERRAL OF PAYMENTS OF INTEREST. Borrower shall not be required at any time to make any payment of Interest other than from funds released to Borrower from any spread account, or similar account however denominated, established in connection with an asset-backed securities transaction utilizing Contracts transferred by Borrower, directly or indirectly, into the securitization trust of that asset-backed securities transaction or from the net proceeds of the voluntary sale of assets of Borrower other than to a securitization trust. Payments of Interest which accrue and are not paid by reason of this Section 2.4.3 shall not bear interest.

        2.5 REPAYMENT OF THE LOAN.

                2.5.1 FINAL REPAYMENT DATE. Subject to the payment provisions set forth in Section 2.5.2 hereof, all outstanding Advances, including all accrued and unpaid Interest, shall be due and payable without notice, and the Borrower shall pay all such amounts to the Bank on or before the Final Repayment Date.

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                2.5.2 MANDATORY PREPAYMENTS.

                        2.5.2.1 LOAN EXCEEDS THE COMMITMENT. In the event the
                aggregate outstanding amount of the Loan at any time exceeds the Commitment, the Loan shall be immediately due and payable without notice to the extent of such excess (together with accrued Interest thereon), and the Borrower shall immediately pay such excess amount to the Bank.

                        2.5.2.2 AUTOMATIC PREPAYMENT OF ALL OBLIGATIONS. All
                Obligations shall be due and payable without notice or demand, and the Borrower shall pay all such Obligations to the Bank upon the earliest to occur of any Event of Default specified in Sections 6.5 or 6.6 hereof.

                        2.5.2.3 UPON DEMAND. At the election of the Bank, upon
                demand, all outstanding Obligations shall be due and payable upon the occurrence of an Event of Default (other than any Event of Default described in Sections 6.5 or 6.6, for which no notice is necessary), and the Borrower shall pay all such Obligations to the Bank.

                        2.5.2.4 DEFERRAL OF PAYMENTS OF PRINCIPAL. Any other
                provision of this Agreement notwithstanding, Borrower shall not be required at any time to make any payment of Principal other than from funds released to Borrower from any spread account, or similar account however denominated, established in connection with an asset-backed securities transaction utilizing Contracts transferred by Borrower, directly or indirectly, into the securitization trust of that asset-backed securities transaction or from the net proceeds of the voluntary sale of assets of Borrower other than to a securitization trust. Payments of Principal which accrue and are not paid by reason of this
                Section 2.5.2.4 shall continue to bear interest at the Interest Rate, until paid.

                        2.5.2.5 ABSOLUTE PAYMENT RESTRICTIONS. The Bank
                acknowledges that Borrower is expressly limited by Article 5, section c, of its articles of incorporation and has no corporate authority to agree to or to incur any debt of any kind which is not rated by each Rating Agency which has rated any outstanding debt of Borrower or of any trust of which Borrower is an originator, unless: (a) that debt is fully subordinated to and by its terms may be repaid only after any amounts then due and payable by Borrower or any such trust have been paid; (b) that debt is nonrecourse against any assets of the Borrower other than those assets specifically pledged to secure that debt; and
                (c) that debt does not constitute a claim against the Borrower in the event the assets specifically pledged to secure that debt are insufficient to pay that debt. The Bank hereby acknowledges and agrees that any other provisions of this Agreement notwithstanding, this Agreement is subject to and the right of the Bank to receive payment of Principal, Interest or Costs is limited by the provisions of Article 5, section c, of the articles of incorporation of Borrower.

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                2.5.3 OPTIONAL PREPAYMENTS. The Borrower may prepay any
        outstanding Principal, either in whole or in part. All such prepayments shall be accompanied by the payment of any accrued Interest on the amount of the outstanding Principal prepaid.

        2.6 TIME AND PLACE OF PAYMENTS. The Borrower shall make each payment hereunder at the office of the Bank set forth in, or designated by the Bank pursuant to, Section 8 hereof, on the day when due, in freely transferable Dollars representing "same day" funds. Whenever any payment to be made hereunder or under any instrument delivered hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; and such extension of time shall in each such case be excluded in the computation and payment of Interest.

        2.7 APPLICATION OF PAYMENTS. Subject to Section 7.4 hereof, all payments made hereunder in respect of any of the Obligations (whether optional or mandatory) shall be credited first to Costs to the extent that Costs have not previously been paid, then to Interest to the extent that Interest is accrued and unpaid, and then to outstanding Principal.

        2.8 NO OFFSET BY THE BORROWER; NET PAYMENTS. All payments by the Borrower under this Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes of any kind, imposts, levies, assessments, duties, fees, deductions or other charges, restrictions, conditions of whatever nature now or hereafter imposed, levied, collected or asserted to be due or payable) shall not be less than the amounts otherwise specified to be paid under this Agreement.

3.      REPRESENTATIONS AND WARRANTIES.

        3.1 The Borrower hereby represents and warrants to the Bank, as of the date hereof and as of each Drawdown Date (except to the extent that any such representation or warranty expressly relates to an earlier date), that:

               3.1.1 GOOD STANDING AND CORPORATE POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of California, and is qualified to transact business as a foreign corporation in good standing in each other jurisdiction where the failure to be so qualified would have a material adverse effect on it, its assets or properties, or the conduct of its business. The Borrower has the right, power and authority to own its properties and assets and to transact the business in which it is engaged and proposes to engage.

               3.1.2 BINDING AGREEMENT. This Agreement and the other Loan Documents (to the extent such other Loan Documents are intended to be of a contractual nature), when executed and delivered, will constitute the valid and legally binding obligations of the Borrower and are enforceable in accordance with their respective terms.

               3.1.3 DUE AUTHORIZATION; NO CONFLICTS OR VIOLATIONS. The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower, the borrowings hereunder, and any grant of security interests under any Loan Documents, (i) have been duly authorized by all requisite corporate action of the Borrower and will not violate any provision of any law, any order of any court or other agency of the United States, any State or any foreign country, state or province having jurisdiction, and (ii) will not violate any provision of the articles of incorporation, or by-laws of the Borrower, or any provision of any material agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or be in conflict with, result in a breach of or constitute a default under, any such agreement or other instrument, or result in the creation or imposition of any Encumbrance (other than Encumbrances approved by the Bank in its sole discretion) of any nature whatsoever upon the Collateral.

               3.1.4 AUTHORIZATIONS. All authorizations, approvals, registrations or filings from or with (i) any governmental or public regulatory body or authority of the United States, any State or of any foreign country, state, province or other jurisdiction, or (ii) any other Person, required for the execution, delivery or performance by the Borrower of the Loan Documents to which the Borrower is a party, have been obtained or made and are in full force and effect.

        3.2 NO MISREPRESENTATIONS. No representation or warranty of the Borrower made in any Loan Documents, and none of such documents themselves contain, or will contain, a misstatement by or on behalf of the Borrower of a material fact or omits, or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any respect.

        3.3 MAKING OF AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower made in the Loan Documents shall survive the execution and delivery of this Agreement and the making of any Advance.

4.      CONDITIONS PRECEDENT TO ADVANCES.

        The obligation of the Bank to make any Advance is subject to the Borrower's full compliance with each of the following conditions precedent to the satisfaction of the Bank in its sole and absolute discretion, unless otherwise waived in writing by the Bank in its sole and absolute discretion:

        4.1 COMPLIANCE. At the time of the making of the requested Advance (i) the Borrower shall have complied and then be in compliance with all terms, covenants and conditions of this Agreement; (ii) there shall exist no Event of Default, and no such event will result from such requested Advance, and (iii) each of the material representations and warranties made by the Borrower in any of the Loan Documents shall be true and correct on and as of such date with the effect as though such representations and warranties had been made on and as of such date.

        4.2 NOTICE OF ADVANCE. The Borrower shall have timely delivered to the Bank, in accordance with Section 2.2 hereof, notice of its request to obtain an Advance.

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        4.3 PAYMENT OF CERTAIN OBLIGATIONS. The Borrower shall, subject to the deferral of the payment of Interest and Costs permitted by Section 2.4.3 and 2.5.2.5, respectively, have paid to the Bank all Interest and Costs payable to and/or incurred by the Bank through the Drawdown Date.

        4.4 ADDITIONAL DOCUMENTS. The Bank shall have received such additional documents, agreements and certificates as the Bank may request in its sole and absolute discretion.

        4.5 PROPOSED USE. The Bank shall have determined in its sole and absolute discretion that the requested Advance will not be used by the Borrower for any purpose not permitted by Section 5.1 hereof.

5.      ADDITIONAL COVENANTS.

        The Borrower hereby covenants to and agrees with the Bank that, until payment in full of all of the Obligations and until such time as the Bank is no longer obligated to lend any funds under this Agreement, the Borrower will (unless otherwise waived in writing by the Bank):

        5.1 PERMITTED USE OF PROCEEDS. Use the proceeds of the Advances to only finance the Borrower's general working capital needs (including, without limitation, the payment of Interest and Costs owing from time to time hereunder, the purchasing of Contracts, the making of initial spread account deposits and any other use consistent with the uses described in Preamble A to this Agreement or necessary or incidental thereto).

        5.2 EXISTENCE. Do or cause to be done all things necessary to comply with all laws and regulations applicable to the Borrower, and to preserve, renew and keep in full force and effect (i) the corporate existence of the Borrower in its place of incorporation and in all other jurisdictions where the Borrower conducts business, and (ii) all rights, licenses, permits and franchises of the Borrower.

        5.3 PERFORMANCE COVENANTS.

               5.3.1 Duly and timely comply with all the terms, conditions, covenants and warranties set forth in the Loan Documents, all at the times and places and in the manner set forth herein and therein, and diligently protect the rights of the Bank under such agreements where the failure to protect such rights would have a material adverse effect on the Bank's interests therein;

               5.3.2 At all times maintain or cause to be maintained in favor of the Bank the security interests provided for under or pursuant to the Loan Documents as valid security interests in the Collateral subject only to such Encumbrances as may be consented to by the Bank in its sole discretion; and

               5.3.3 Diligently and timely defend the Collateral and the Bank's rights therein against any and all Encumbrances (other than such Encumbrances).

        5.4 NOTICE OF CERTAIN EVENTS. Promptly give notice in writing to the Bank of (i) the occurrence of any Event of Default; or (ii) any action or event of which any Borrower has knowledge which might materially and adversely affect the condition (whether financial or otherwise) of the Borrower and/or the performance by the Borrower of any of its obligations under any Loan Document or the security interests granted under any Loan Document.

        5.5 FURTHER ASSURANCES. At the Borrower's sole cost and expense, duly execute and deliver, or cause to be duly executed and delivered to the Bank such further agreements, documents, instruments and information and do or cause to be done such further acts as may be necessary or proper to evidence and/or perfect the security interests of the Bank in the Collateral or to otherwise carry out more effectively the provisions and purposes of the Loan Documents as the Bank may from time to time request.

        5.6 COMPLIANCE WITH LAWS. At all times comply with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities of the United States, the States, foreign countries, states, provinces thereof and their respective counties, municipalities and other subdivisions and of any other jurisdictions (whether domestic or foreign) applicable to the Borrower.

        5.7 DISCHARGE OF LIABILITIES. That all costs, expenses, obligations and liabilities of the Borrower shall be discharged as and when they fall due except any such items being diligently contested in good faith for which appropriate reserves and provisions as required by GAAP have been made, so long as by reason of such non-payment and contest no material item or portion of the assets of the Borrower is in jeopardy of being seized, levied upon or forfeited.

6.      EVENTS OF DEFAULT.

        An "Event of Default" shall mean the occurrence of any of the following events:

        6.1 A default in the payment when due and in the manner prescribed herein of any installment of Principal or Interest and such default shall not be cured within seven (7) Business Days after the Bank has given written notice to the Borrower of such default.

        6.2 The failure, refusal or neglect of the Borrower to observe or perform for any reason any of the material covenants, conditions, agreements or provisions contained in any Loan Document (other than the payment of any Obligation of which the failure to pay constitutes an Event of Default described in Section 6.1 hereof) or to execute and deliver any documents, agreements or instruments requested by the Bank hereunder or thereunder, and such failure, refusal or neglect shall not be cured within forty-five (45) days after the Bank has given written notice to the Borrower of such failure, refusal or neglect.

        6.3 Any material representation or warranty made by the Borrower in any Loan Document shall prove to have been false or misleading in any material respect.

        6.4 The Bank shall cease to have valid security interests (subject only to Encumbrances consented to in writing by the Bank) at any time for any reason in the Collateral or any portion thereof (other than due to a release by the Bank of any such security interests).

        6.5 The Borrower shall be dissolved or shall sustain the loss, cancellation or forfeiture of its legal status or good standing by reason of any judicial, extra-judicial or administrative proceedings or otherwise, or shall
(i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the Borrower's assets; (ii) be unable to, or admit in writing its inability to, pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement for the benefit of creditors or take advantage of any insolvency law in its capacity as a debtor; (vi) interpose an answer admitting the material allegations of the petition filed against the Borrower in any bankruptcy, reorganization or insolvency proceedings; (vii) take any action which would have the effect of dissolving the Borrower; or (viii) take any action for the purpose of effecting any of the foregoing.

        6.6 Any (i) involuntary petition is filed against the Borrower seeking to subject it to any bankruptcy, insolvency or similar laws and such petition shall remain unstayed or not be withdrawn for a period of forty-five (45) days; or (ii) order, judgment or decree shall be entered against the Borrower by any court of competent jurisdiction approving a petition seeking its reorganization or appointment of a receiver, trustee or liquidator of the Borrower or of all or a substantial part of its assets and such order, judgment or decree shall continue and stay in effect for a period of forty-five (45) days.

6.      REMEDIES; APPLICATION OF PROCEEDS.

        7.1 Subject in each instance to Section 2.5.2.5, the Bank may, upon the occurrence of an Event of Default, exercise any one or more of the following rights and remedies:

               7.1.1 If the Commitment or any portion thereof has not yet been advanced, declare the obligations of the Bank to honor the Commitment immediately terminated, whereupon the obligation of the Bank to make Advances shall terminate immediately;

               7.1.2 Declare all Obligations to be forthwith due and payable, whereupon all such Obligations shall be accelerated and shall become immediately due and payable without presentation, demand or notice of any kind to the Borrower (all of which are hereby waived by the Borrower), except that if an Event of Default specified in Sections 6.5 or 6.6 shall occur such acceleration shall be automatic and no declaration or other act of the Bank shall be necessary to effect such acceleration;

               7.1.3 Proceed to protect and enforce the rights of the Bank to payment of the Obligations and its rights to proceed against the Collateral (including, without limitation, exercise in respect of the Collateral all rights and remedies of a secured party under the

        Code) and exercise its remedies whether by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision of any of the Loan Documents or any other legal or equitable right or remedy of the Bank;

               7.1.4 The Bank may exercise all other rights and remedies available at law or in equity (or both) pursuant to any applicable law, statute, rule or regulation, including, without limitation, the right to statutorily foreclose on the Collateral.

        7.2 POWER OF ATTORNEY. The Borrower does hereby irrevocably make, constitute, and appoint the Bank and its officers and designees as its true and lawful attorney-in-fact, with full power in the name of the Bank and/or the Borrower, to take the following actions upon the occurrence of an Event of
Default: to do any and all acts necessary or proper to carry out the intent of the Loan Documents (including, without limitation, execute such further mortgages, pledges and assignments of the Collateral as the Bank may require for the purpose of protecting, maintaining, or enforcing the security interests granted to the Bank by the Loan Documents); enforce all of the Borrower's rights under all agreements with respect to the Collateral, and the Borrower hereby ratifies and confirms all that the Bank as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney. Such powers of attorney are coupled with an interest and are therefore irrevocable.

        7.3 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy conferred upon the Bank in any of the Loan Documents or otherwise available at law or in equity (or both) shall be exclusive of any other right or remedy contained herein or therein or otherwise made available. All such rights and remedies are cumulative and are not exclusive of any right or remedy which the Bank may otherwise have.

        7.4 APPLICATION OF PROCEEDS AFTER EVENT OF DEFAULT. After the occurrence of an Event of Default, all Collateral in the form of cash, all income on the Collateral and all proceeds from any sale or other disposition of the Collateral pursuant hereto shall be applied against the Obligations in such order as the Bank shall in its sole discretion determine. Any amounts remaining after such applications shall be remitted to the Borrower or as a court of competent jurisdiction may otherwise direct.

        7.5 LIMITATIONS OF REMEDIES. Any other provision of this Section 7 notwithstanding, the Bank acknowledges and agrees that all Advances and all remedies as to such Advances are (i) fully subordinated to and may only be paid by Borrower after all obligations then due with respect to any rated debt of Borrower or of any securities issued by Borrower or of any trust of which Borrower in the originator, in whole or in part, (ii) without recourse by the Bank against any assets of Borrower, now owned or hereafter acquired, other than such assets specifically pledged by Borrower and (iii) that such Advances and all remedies provided for in this Section 7 shall not constitute a claim against Borrower to the extent the assets, if any, specifically pledged by Borrower are insufficient to fully pay such Advances.

        7.6 NON-PETITION. The Bank shall not, nor cause Borrower to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Borrower.

7.      NOTICES.

        All notices, requests, demands and other communications required or permitted to be given hereunder shall, except as otherwise permitted, be in writing and shall be deemed to have been duly given if telecopied or if delivered by messenger or courier delivery, or sent by first class mail, postage prepaid, certified or registered, return receipt requested, as set forth below or at such other address as may be furnished in writing:

                      If to the Borrower:
                      ------------------

                      WFS Funding, Inc.
                      23 Pasteur
                      Irvine California 92618
                      Attention:  Mark Olson
                      Fax No.: 949-727-2309

                      With copies to:
                      --------------

                      Guy DuBose, Esq. and Mark Olson
                      23 Pasteur
                      Irvine California 92618
                      Fax No.:  949-753-3085

                      If to the Bank:
                      --------------

                      Western Financial Bank
                      15750 Alton Parkway
                      Irvine, California 92618
                      Attention:  Mark Olson
                      Fax No.: 949-727-2309

Any notice given by messenger or courier delivery as provided in this Section 8 shall be deemed given when delivered if during normal business hours on a Business Day (or if not, the next Business Day after delivery); any notice given by telecopier as provided herein shall be deemed given when sent if during normal business hours on a Business Day (or, if not, the next Business Day after it is sent), provided that at the time such telecopy is sent, the sending party receives written confirmation of receipt and forwards a copy of the notice by mail, messenger or courier delivery as provided herein; any notice given by first class mail, postage prepaid, certified or registered, return receipt requested shall be deemed given two (2) Business Days after the date of mailing. Any party may by notice to the other change the address at which notices and demands may be given to it.

9.      MISCELLANEOUS.

        9.1 NO WAIVER. No failure or delay on the part of the Bank in notifying the Borrower of an Event of Default, or in exercising, or partial exercise of, any right, power or privilege hereunder shall operate as a waiver of any Event of Default, or privilege or right hereunder or otherwise or preclude any other or further exercise of any other right power or privilege.

        9.2 GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be subject to, construed and governed by, the laws of the State of California without giving effect to such state's conflicts of law provisions. This Agreement may not be assigned, pledged, hypothecated or otherwise encumbered by the Borrower. Subject to the foregoing sentence, this Agreement shall inure to the benefit of the Bank (and its successors and assigns) and the Borrower, and shall be binding upon the successors and assigns of the parties hereto.

        9.3 HEADINGS. Section headings are included for the sake of convenience only and shall not affect the interpretation of any provision of this Agreement.

        9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

        9.5 ENTIRE AGREEMENT. The Loan Documents set forth the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersede all prior agreements, arrangements, and understandings regarding such subject matter between the parties hereto, which agreements, arrangements and understandings are merged herein.

        9.6 COSTS. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all out-of-pocket costs and expenses incurred by the Bank in connection with the transactions hereby contemplated (including, without limitation, the performance of any due diligence by the Bank) and the preparation, negotiation, execution, delivery, waiver, Modification and administration of this Agreement, the other Loan Documents and any other documentation contemplated hereby or thereby, the making of the Advances and/or the enforcement or protection of the rights of the Bank in connection therewith, including but not limited to, the Bank's legal fees and costs. Such payments shall be made within five (5) Business Days of receipt of a written demand by the Bank.

        9.7 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or thereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9.8 AMENDMENTS. No Modification or waiver of any provision of this Agreement or any of the other Loan Documents, and no consent to any departure by the Borrower herefrom or therefrom (including, without limitation, any Modification to or deviation from any form of Loan

Document required to be delivered hereunder by the Borrower), shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        9.9 MAXIMUM RATE. No provision of this Agreement shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the interest required to be paid under this Agreement exceeds the maximum rate permitted by applicable law, the interest required to be paid hereunder shall be automatically reduced to the maximum rate permitted by applicable law. In the event any interest paid exceeds the then applicable legal rate, the excess of such interest over the maximum amount of interest permitted to be charged shall automatically be deemed to be applied to reduce accrued and unpaid Costs, if any; then to reduce accrued and unpaid interest, if any; and then to reduce Principal; the balance of any excess Interest remaining after application of the foregoing, if any, shall be refunded to the Borrower.

        9.10 Upon execution and deliver of this Agreement by the parties, this Agreement shall be deemed to amend, restate and replace the Prior Agreement. All outstanding obligations or rights of either party which arose pursuant to the terms of the Prior Agreement shall be treated in all respects as though it arose under this Agreement, as though this Agreement was in effect as of the date that obligation or right arose.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                           WFS FUNDING, INC.

                                           By:
                                               ---------------------------------
                                           Its:
                                                --------------------------------


                                           WESTERN FINANCIAL BANK

                                           By:
                                               ---------------------------------
                                           Its:
                                                --------------------------------